UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): August 16, 2007

KESSELRING HOLDING CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-52375	20-4838580
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2208 58th Avenue East, Bradenton, Florida 34203
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 371-0440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 16, 2007, at a meeting of the Board of Directors of Kesselring Holding Corporation (the “Company”), the Board of Directors of the Company appointed Douglas P. Badertscher as the Chief Executive Officer of the Company, succeeding Kenneth Craig who shall continue to serve as a director.  Additionally, Cliff Wildes is stepping down as Chief Operating Officer of the Company to focus as Chairman of the Board and on acquisition opportunities.

Mr. Badertscher has spent the last several years as an executive in the health care industry.  Most recently, from May 2004 to May 2006 Mr. Badertscher served as the Chief Executive Officer of Midtown Imaging LLC a private company engaged in building and operating outpatient diagnostic imaging centers.  From October 2003 to April 2004, Mr. Badertscher served as the Chief Executive Officer of Coastal Orthopedics which is a provider of orthopedic surgery and patient care and from February 2002 to October 2004, Mr. Badertscher served as the Chief Executive Officer of Center for Sight which is engaged in the delivery of patient care in the field of ophthalmology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KESSELRING HOLDING CORPORATION

Date: August 22, 2007	By:	/s/ Laura A. Camisa
Name: Laura A. Camisa Title: CFO